EXHIBIT 10.6

            DESCRIPTION OF RETIREMENT ACCOUNT MATCHING CONTRIBUTIONS

         EMRISE Corporation matches up to the lesser of $2,000 and 20% of Randolph Foote's contributions to his 401(k) account. During 2005, 2004 and 2003, EMRISE Corporation's matching contributions amounted to $2,117, $1,965 and $1,886, respectively. This matching arrangement was generally made available to all employees of EMRISE Corporation and provides for the same method of allocation of benefits between management and non-management participants.

          Also, XCEL Power Systems, Ltd. makes matching contributions of up to 6% of Graham Jefferies' salary to an executives' defined contribution plan. Other employees of XCEL Power Systems, Ltd. may receive matching contributions to a defined contribution plan of up to 4% of their salary. Amounts contributed to the defined contribution plans are intended to used to purchase annuities upon retirement. During 2005, 2004 and 2003, Mr. Jefferies received matching contributions of $14,037, $10,924 and $10,320, respectively.